UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

American Homes 4 Rent

(Exact name of registrant as specified in its charter)

Maryland	46-1229660
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30601 Agoura Road Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A participating preferred shares of beneficial interest, $0.01 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-191015

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Series A participating preferred shares of beneficial interest, par value $0.01 per share (the “Series A Participating Preferred Shares”), of American Homes 4 Rent (the “Company”), included under the heading “Description of Series A Participating Preferred Shares” and other information relating to the Series A Participating Preferred Shares under the heading “Material Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the prospectus forming part of the Company’s Registration Statement on Form S-11 (File No. 333-191015), initially filed with the Securities and Exchange Commission on September 5, 2013 and as amended on October 8, 2013 and October 18, 2013 (the “Registration Statement”), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11
(SEC File No. 333-189103) filed June 25, 2013)

3.2	First Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

3.3	Form of Articles Supplementary for American Homes 4 Rent 5.000% Series A Participating Preferred Shares (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-191015) filed October 18, 2013)

3.4	Amended and Restated Bylaws of American Homes 4 Rent (incorporated by reference to Exhibit 3.3 to
Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-189103) filed
July 19, 2013)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 18, 2013		AMERICAN HOMES 4 RENT

	By:	/s/ Sara Vogt-Lowell
Sara Vogt-Lowell
Senior Vice President and Chief Legal Officer